Exhibit 99

Piper Jaffray Companies Announces
2016 Second Quarter Results

MINNEAPOLIS – July 28, 2016 – Piper Jaffray Companies (NYSE: PJC) today announced its financial results for the quarter ended June 30, 2016.

“Execution on our growth strategies highlighted by strong performance in areas of targeted investment, particularly Public Finance and Fixed Income, delivered improved results on a more balanced business mix for the quarter,” said Andrew S. Duff, Chairman and CEO of Piper Jaffray.  “A detailed review of our cost base, which has expanded due to growth investments, is underway in order to drive higher returns for our shareholders.”

Financial Highlights

	Three Months Ended			Percent Inc/(Dec)
(Amounts in thousands, except per share data)	June 30,	Mar. 31,	June 30,	2Q '16	2Q '16
	2016	2016	2015	vs. 1Q '16	vs. 2Q '15
U.S. GAAP
Net revenues	$170,483	$153,556	$164,066	11.0%	3.9%
Compensation ratio	68.7%	68.0%	63.1%
Non-compensation ratio	27.5%	29.7%	21.1%
Pre-tax operating margin	3.8%	2.2%	15.8%
Net income	$1,938	$2,437	$16,999	(20.5)%	(88.6)%
Earnings per diluted common share	$0.12	$0.16	$1.08	(25.0)%	(88.9)%

As Adjusted(1)
Net revenues	$167,188	$152,207	$163,879	9.8%	2.0%
Compensation ratio	64.1%	66.4%	62.6%
Non-compensation ratio	23.1%	23.0%	19.5%
Pre-tax operating margin	12.9%	10.6%	17.8%
Net income	$13,938	$10,609	$18,634	31.4%	(25.2)%
Earnings per diluted common share	$0.88	$0.70	$1.19	25.7%	(26.1)%

•
Strong results in our fixed income-related businesses, driven by our investments in these businesses coupled with accommodative markets, produced a year-over-year increase in revenues. Debt and equity financing combined to more than offset a decline in advisory services to drive the sequential increase in revenue.

•	Pre-tax operating margin improved relative to the sequential quarter due to higher net revenues, as well as moderating expense levels.

•	Our rolling 12 month return on average common shareholders' equity was 2.8% at June 30, 2016. Our adjusted return on average common shareholders' equity(2) was 6.7% at June 30, 2016.

•	Our U.S. GAAP results were adversely impacted by acquisition-related compensation expenses and restructuring and integration costs, which are excluded from our non-GAAP results.

(1)     A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.
(2)    A non-GAAP measure. See the "Additional Shareholder Information" section for an explanation of the calculation of this non-GAAP measure. We believe that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments. The variance explanations for net revenues are consistent with those on both a U.S. GAAP and non-GAAP basis.

U.S. GAAP Results and Commentary

Capital Markets
The following table summarizes our Capital Markets business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	June 30,	Mar. 31,	June 30,	2Q '16	2Q '16
(Amounts in thousands)	2016	2016	2015	vs. 1Q '16	vs. 2Q '15
Net revenues	$156,739	$141,649	$146,164	10.7%	7.2%
Operating expenses	$152,028	$138,855	$123,687	9.5%	22.9%
Pre-tax operating income	$4,711	$2,794	$22,477	68.6%	(79.0)%
Pre-tax operating margin	3.0%	2.0%	15.4%

•
Equity financing revenues of $16.8 million decreased 51% compared to the year-ago period and increased 156% compared to the sequential quarter. The equity capital raising markets, which peaked a year ago, have gradually improved from the trough we experienced in the first quarter.

•
Debt financing revenues were $33.3 million, up 21% and 109% compared to the second quarter of 2015 and the first quarter of 2016, respectively, due to increased market share from our investments in the business, coupled with robust market conditions.

•
Advisory services revenues were $48.1 million, up 9% compared to the second quarter of 2015 due to our expansion into energy and financial institutions sectors over the past year. Revenues were down 41% compared to a strong first quarter of 2016.

•
Equity institutional brokerage revenues of $22.6 million increased 11% and 15% compared to the year-ago period and the first quarter of 2016, respectively, due to our expansion into the energy sector through our acquisition of Simmons & Company International ("Simmons").

•
Fixed income institutional brokerage revenues were $29.0 million, up 41% and 70% compared to the second quarter of 2015 and first quarter of 2016, respectively. Increased customer flow activity and a strong performance by the municipals asset class drove the increase in revenues.

•
Investment income, which includes realized and unrealized gains and losses on investments (including amounts attributable to noncontrolling interests) in our merchant banking fund, and firm investments, were $7.5 million for the quarter, compared to $0.2 million and $2.1 million in the year-ago period and the sequential quarter, respectively. In the second quarter of 2016, we recorded higher gains on the merchant banking portfolio.

•
Operating expenses for the second quarter of 2016 were $152.0 million, up 23% compared to the second quarter of 2015 due to higher compensation expenses from higher acquisition-related costs and increased revenues. Higher non-compensation expenses as a result of business expansion, as well as restructuring and integration costs principally related to our acquisition of Simmons, also drove the increase from the year-ago period. Operating expenses were up 10% compared to the first quarter of 2016 due to higher compensation expenses from higher acquisition-related costs and increased revenues.

•
Segment pre-tax operating margin was 3.0% compared to 15.4% in the year-ago period and 2.0% in the first quarter of 2016. Pre-tax operating margin was lower compared to the second quarter of 2015 as compensation and non-compensation expenses increased relative to revenues, primarily due to an increase in acquisition-related expenses.

Asset Management
The following table summarizes our Asset Management business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	June 30,	Mar. 31,	June 30,	2Q '16	2Q '16
(Amounts in thousands)	2016	2016	2015	vs. 1Q '16	vs. 2Q '15
Net revenues	$13,744	$11,907	$17,902	15.4%	(23.2)%
Operating expenses	$11,946	$11,259	$14,520	6.1%	(17.7)%
Pre-tax operating income	$1,798	$648	$3,382	177.5%	(46.8)%
Pre-tax operating margin	13.1%	5.4%	18.9%

•
Management and performance fees of $12.8 million decreased 31% compared to the year-ago period due to lower management fees from both our value equity and MLP product offerings. The decrease was driven by lower assets under management (AUM) resulting from market depreciation, and net client outflows from our value equity products.

•
Investment income/(loss) on firm capital invested in our strategies was income of $0.9 million for the current quarter, compared with losses of $0.7 million and $1.0 million in the second quarter of 2015 and the first quarter of 2016, respectively.

•
Operating expenses for the current quarter were $11.9 million, down 18% compared to the year-ago period due to lower compensation expenses from a decline in net revenues. Operating expenses were up 6% compared to the first quarter of 2016 due to higher non-compensation expenses.

•
Segment pre-tax operating margin was 13.1% in the second quarter of 2016, compared to 18.9% in the year-ago period and 5.4% in the sequential quarter. Segment pre-tax operating margin was lower compared to the second quarter of 2015 primarily due to a decline in management fees, and higher compared to the first quarter of 2016 due to investment income on firm capital invested in our strategies.

•
AUM was $8.1 billion at the end of the second quarter of 2016, compared to $11.4 billion in the year-ago period and $7.5 billion at the end of the first quarter of 2016. The increase in AUM in the second quarter of 2016 was due to net market appreciation from our MLP product offerings, which were partially offset by net client outflows in our value equity product offerings.

Non-GAAP Results and Commentary
Throughout this section of this press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, (3) compensation for acquisition-related agreements and (4) restructuring and acquisition integration costs. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Capital Markets
The following table summarizes our Capital Markets business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	June 30,	Mar. 31,	June 30,	2Q '16	2Q '16
(Amounts in thousands)	2016	2016	2015	vs. 1Q '16	vs. 2Q '15
Adjusted net revenues	$153,444	$140,300	$145,977	9.4%	5.1%
Adjusted operating expenses	$135,106	$126,276	$121,651	7.0%	11.1%
Adjusted pre-tax operating income	$18,338	$14,024	$24,326	30.8%	(24.6)%
Adjusted pre-tax operating margin	12.0%	10.0%	16.7%

•	The variance explanations for net revenues on a non-GAAP basis are consistent with those on a U.S. GAAP basis.

•
Adjusted operating expenses for the second quarter of 2016 were $135.1 million, up 11% compared to the second quarter of 2015 due to higher compensation and non-compensation expenses as a result of expansion into the energy and financial institutions sectors. Adjusted operating expenses were up 7% compared to the first quarter of 2016 due to higher compensation expenses from increased revenues, as well as higher non-compensation expenses primarily due to a full quarter of expenses related to the Simmons acquisition.

•
Adjusted segment pre-tax operating margin was 12.0% compared to 16.7% in the year-ago period and 10.0% in the first quarter of 2016. Adjusted pre-tax operating margin was lower compared to the second quarter of 2015 as compensation and non-compensation expenses increased relative to revenues due to funding related to our growth initiatives, and higher compared to the sequential quarter primarily due to increased net revenues.

Asset Management
The following table summarizes our Asset Management business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	June 30,	Mar. 31,	June 30,	2Q '16	2Q '16
(Amounts in thousands)	2016	2016	2015	vs. 1Q '16	vs. 2Q '15
Adjusted net revenues	$13,744	$11,907	$17,902	15.4%	(23.2)%
Adjusted operating expenses	$10,559	$9,863	$13,010	7.1%	(18.8)%
Adjusted pre-tax operating income	$3,185	$2,044	$4,892	55.8%	(34.9)%
Adjusted pre-tax operating margin	23.2%	17.2%	27.3%
Adjusted segment pre-tax operating margin excluding investment income/(loss) *	17.5%	23.4%	30.2%
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income/(loss) provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.

•
The variance explanations for net revenues, operating expenses and margin on a non-GAAP basis are consistent with those on a U.S. GAAP basis. The difference between our U.S. GAAP and non-GAAP operating expenses is due to intangible asset amortization expense. See also discussion above on AUM.

Other Matters
In the second quarter of 2016, we incurred $3.4 million of restructuring and integration charges. These charges principally resulted from costs to vacate redundant leased office space, contract termination fees and transaction costs related to our acquisition of Simmons.

During the second quarter of 2016, we repurchased $42.7 million, or 1,063,000 shares of our common stock, at an average price of $40.15 per share.

Additional Shareholder Information

	For the Quarter Ended
	June 30, 2016	Mar. 31, 2016	June 30, 2015
Full time employees	1,299	1,283	1,100
Equity financings
# of transactions	16	7	26
Capital raised	$3.5 billion	$1.2 billion	$6.0 billion
Municipal negotiated issuances
# of transactions	192	129	226
Par value	$5.0 billion	$2.9 billion	$4.6 billion
Advisory transactions
# of transactions	22	36	18
Aggregate deal value	$2.4 billion	$5.9 billion	$4.2 billion
Asset Management
AUM	$8.1 billion	$7.5 billion	$11.4 billion
Common shareholders’ equity	$775.0 million	$805.2 million	$789.6 million
Number of common shares outstanding (in thousands)	12,425	13,268	13,904
Rolling 12 month return on average common shareholders’ equity *	2.8%	4.7%	7.5%
Adjusted rolling 12 month return on average common shareholders’ equity †	6.7%	7.2%	8.5%
Book value per share	$62.38	$60.69	$56.79
Tangible book value per share ‡	$35.94	$35.69	$39.60

*
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†
Adjusted Rolling 12 month return on average common shareholders' equity is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders' equity. For a detailed explanation of the components of adjusted net income, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." Management believes that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

‡    Tangible book value per share is computed by dividing tangible common shareholders’ equity by common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders’ equity is the most directly comparable GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	June 30, 2016	Mar. 31, 2016	June 30, 2015
Common shareholders’ equity	$775,011	$805,180	$789,635
Deduct: goodwill and identifiable intangible assets	328,491	331,707	238,990
Tangible common shareholders’ equity	$446,520	$473,473	$550,645

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results on Thur., Jul. 28 at 9 a.m. ET (8 a.m. CT). The earnings release will be available on or after Jul. 28 at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888)810-0209 or (706)902-1361 (international) and referencing reservation #43558164. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12 p.m. ET Jul. 28 at the same Web address or by calling (855)859-2056 and referencing reservation #43558164.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Aberdeen, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Tel: (612)303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about general economic and market conditions (including the outlook for equity markets and the interest rate environment), the environment and prospects for corporate advisory, capital markets and public finance transactions (including our performance in specific sectors and the outlook for future quarters), anticipated financial results generally (including expectations regarding our noncompensation expenses, compensation and benefits expense, compensation ratio, revenue levels, operating margins, earnings per share, effective tax rate, and return on equity), current deal pipelines (or backlogs), financial results for our asset management segment (including our performance in specific sectors, e.g. energy-based MLPs), the liquidity of fixed income markets and impact on our related inventory, our strategic priorities (including growth in public finance, asset management, and corporate advisory), the expected benefits of our expansion into the financial institutions and energy sectors, including the expected benefits of the integration of Simmons and Company International, River Branch Holdings LLC, and BMO Capital Markets GKST Inc. or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
net revenues from equity and debt financings and corporate advisory engagements may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•
asset management revenue may vary based on product trends favoring passive investment products, and investment performance and market factors, with market factors impacting certain sectors that are more heavily weighted to our business, e.g. energy-based MLP funds;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets;

•
strategic trading activities comprise a meaningful portion of our fixed income institutional brokerage revenue, and results from these activities may be volatile and vary significantly, including the possibility of incurring losses, on a quarterly and annual basis;

•
we may not be able to effectively integrate any business or groups of employees we acquire or hire, and the expected benefits (e.g. cost and revenue synergies) of any acquisitions or strategic hires, including that of Simmons and Company International, River Branch Holdings LLC and BMO Capital Markets GKST Inc., may take longer than anticipated to achieve and may not be achieved in their entirety or at all;

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2015, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2016 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '16	2Q '16	June 30,	June 30,	Percent
(Amounts in thousands, except per share data)	2016	2016	2015	vs. 1Q '16	vs. 2Q '15	2016	2015	Inc/(Dec)
Revenues:
Investment banking	$97,414	$103,938	$106,069	(6.3)%	(8.2)%	$201,352	$193,146	4.2%
Institutional brokerage	48,185	32,049	36,661	50.3	31.4	80,234	72,697	10.4
Asset management	14,595	13,848	19,257	5.4	(24.2)	28,443	39,779	(28.5)
Interest	7,922	8,829	11,422	(10.3)	(30.6)	16,751	23,627	(29.1)
Investment income/(loss)	8,276	937	(3,299)	783.2	(350.9)	9,213	9,292	(0.9)
Total revenues	176,392	159,601	170,110	10.5	3.7	335,993	338,541	(0.8)

Interest expense	5,909	6,045	6,044	(2.2)	(2.2)	11,954	12,604	(5.2)

Net revenues	170,483	153,556	164,066	11.0	3.9	324,039	325,937	(0.6)

Non-interest expenses:
Compensation and benefits	117,148	104,436	103,554	12.2	13.1	221,584	199,411	11.1
Outside services	10,184	8,451	8,885	20.5	14.6	18,635	17,069	9.2
Occupancy and equipment	8,850	7,718	6,983	14.7	26.7	16,568	13,766	20.4
Communications	7,294	7,330	5,088	(0.5)	43.4	14,624	11,416	28.1
Marketing and business development	9,171	7,004	7,239	30.9	26.7	16,175	14,221	13.7
Trade execution and clearance	1,916	1,762	1,977	8.7	(3.1)	3,678	3,974	(7.4)
Restructuring and integration costs	3,433	6,773	—	(49.3)	N/M	10,206	—	N/M
Intangible asset amortization expense	4,094	3,296	1,773	24.2	130.9	7,390	3,546	108.4
Other operating expenses	1,884	3,344	2,708	(43.7)	(30.4)	5,228	5,383	(2.9)
Total non-interest expenses	163,974	150,114	138,207	9.2	18.6	314,088	268,786	16.9

Income before income tax expense	6,509	3,442	25,859	89.1	(74.8)	9,951	57,151	(82.6)

Income tax expense	1,996	256	9,542	679.7	(79.1)	2,252	19,032	(88.2)

Net income	4,513	3,186	16,317	41.7	(72.3)	7,699	38,119	(79.8)

Net income/(loss) applicable to noncontrolling interests	2,575	749	(682)	243.8	(477.6)	3,324	4,148	(19.9)

Net income applicable to Piper Jaffray Companies (a)	$1,938	$2,437	$16,999	(20.5)%	(88.6)%	$4,375	$33,971	(87.1)%

Net income applicable to Piper Jaffray Companies’ common shareholders (a)	$1,577	$2,124	$15,699	(25.8)%	(90.0)%	$3,685	$31,513	(88.3)%

Earnings per common share
Basic	$0.12	$0.16	$1.08	(25.0)%	(88.9)%	$0.28	$2.12	(86.8)%
Diluted	$0.12	$0.16	$1.08	(25.0)%	(88.9)%	$0.28	$2.11	(86.7)%

Weighted average number of common shares outstanding
Basic	12,927	13,160	14,487	(1.8)%	(10.8)%	13,043	14,888	(12.4)%
Diluted	12,942	13,172	14,513	(1.7)%	(10.8)%	13,056	14,920	(12.5)%

(a)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

N/M — Not meaningful

Piper Jaffray Companies
Preliminary Segment Data (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '16	2Q '16	June 30,	June 30,	Percent
(Dollars in thousands)	2016	2016	2015	vs. 1Q '16	vs. 2Q '15	2016	2015	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$16,786	$6,566	$34,324	155.7%	(51.1)%	$23,352	$70,331	(66.8)%
Debt	33,325	15,972	27,648	108.6	20.5	49,297	48,636	1.4
Advisory services	48,112	81,629	44,020	(41.1)	9.3	129,741	74,518	74.1
Total investment banking	98,223	104,167	105,992	(5.7)	(7.3)	202,390	193,485	4.6

Institutional sales and trading
Equities	22,612	19,669	20,407	15.0	10.8	42,281	39,312	7.6
Fixed income	28,952	17,054	20,482	69.8	41.4	46,006	41,699	10.3
Total institutional sales and trading	51,564	36,723	40,889	40.4	26.1	88,287	81,011	9.0

Management and performance fees	1,794	965	621	85.9	188.9	2,759	2,028	36.0

Investment income	7,451	2,086	215	257.2	N/M	9,537	14,920	(36.1)

Long-term financing expenses	(2,293)	(2,292)	(1,553)	—	47.6	(4,585)	(3,113)	47.3

Net revenues	156,739	141,649	146,164	10.7	7.2	298,388	288,331	3.5

Operating expenses	152,028	138,855	123,687	9.5	22.9	290,883	239,890	21.3

Segment pre-tax operating income	$4,711	$2,794	$22,477	68.6%	(79.0)%	$7,505	$48,441	(84.5)%

Segment pre-tax operating margin	3.0%	2.0%	15.4%			2.5%	16.8%

Asset Management
Management and performance fees
Management fees	$12,801	$12,883	$18,436	(0.6)%	(30.6)%	$25,684	$37,543	(31.6)%
Performance fees	—	—	200	N/M	(100.0)	—	208	(100.0)
Total management and performance fees	12,801	12,883	18,636	(0.6)	(31.3)	25,684	37,751	(32.0)

Investment income/(loss)	943	(976)	(734)	(196.6)	(228.5)	(33)	(145)	(77.2)

Net revenues	13,744	11,907	17,902	15.4	(23.2)	25,651	37,606	(31.8)

Operating expenses	11,946	11,259	14,520	6.1	(17.7)	23,205	28,896	(19.7)

Segment pre-tax operating income	$1,798	$648	$3,382	177.5%	(46.8)%	$2,446	$8,710	(71.9)%

Segment pre-tax operating margin	13.1%	5.4%	18.9%			9.5%	23.2%

Total
Net revenues	$170,483	$153,556	$164,066	11.0%	3.9%	$324,039	$325,937	(0.6)%

Operating expenses	163,974	150,114	138,207	9.2	18.6	314,088	268,786	16.9

Pre-tax operating income	$6,509	$3,442	$25,859	89.1%	(74.8)%	$9,951	$57,151	(82.6)%

Pre-tax operating margin	3.8%	2.2%	15.8%			3.1%	17.5%
N/M — Not meaningful

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '16	2Q '16	June 30,	June 30,	Percent
(Amounts in thousands, except per share data)	2016	2016	2015	vs. 1Q '16	vs. 2Q '15	2016	2015	Inc/(Dec)
Revenues:
Investment banking	$97,414	$103,938	$106,069	(6.3)%	(8.2)%	$201,352	$193,146	4.2%
Institutional brokerage	47,776	32,336	36,661	47.7	30.3	80,112	72,697	10.2
Asset management	14,595	13,848	19,257	5.4	(24.2)	28,443	39,779	(28.5)
Interest	7,409	8,362	8,114	(11.4)	(8.7)	15,771	17,359	(9.1)
Investment income/(loss)	5,721	(412)	(1,151)	N/M	(597.0)	5,309	7,301	(27.3)
Total revenues	172,915	158,072	168,950	9.4	2.3	330,987	330,282	0.2

Interest expense	5,727	5,865	5,071	(2.4)	12.9	11,592	10,664	8.7

Adjusted net revenues (2)	$167,188	$152,207	$163,879	9.8%	2.0%	$319,395	$319,618	(0.1)%

Non-interest expenses:
Adjusted compensation and benefits (3)	$107,086	$101,130	$102,650	5.9%	4.3%	$208,216	$197,256	5.6%
Ratio of adjusted compensation and benefits to adjusted net revenues	64.1%	66.4%	62.6%			65.2%	61.7%

Adjusted non-compensation expenses (4)	$38,579	$35,009	$32,011	10.2%	20.5%	$73,588	$63,658	15.6%
Ratio of adjusted non-compensation expenses to adjusted net revenues	23.1%	23.0%	19.5%			23.0%	19.9%

Adjusted income:
Adjusted income before adjusted income tax expense (5)	$21,523	$16,068	$29,218	33.9%	(26.3)%	$37,591	$58,704	(36.0)%
Adjusted operating margin (6)	12.9%	10.6%	17.8%			11.8%	18.4%

Adjusted income tax expense (7)	7,585	5,459	10,584	38.9	(28.3)	13,044	21,251	(38.6)

Adjusted net income (8)	$13,938	$10,609	$18,634	31.4%	(25.2)%	$24,547	$37,453	(34.5)%
Effective tax rate (9)	35.2%	34.0%	36.2%			34.7%	36.2%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$11,349	$9,247	$17,209	22.7%	(34.1)%	$20,675	$34,743	(40.5)%

Adjusted earnings per diluted common share	$0.88	$0.70	$1.19	25.7%	(26.1)%	$1.58	$2.33	(32.2)%

Weighted average number of common shares outstanding
Diluted	12,942	13,172	14,513	(1.7)%	(10.8)%	13,056	14,920	(12.5)%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
N/M — Not meaningful

Piper Jaffray Companies
Preliminary Adjusted Segment Data (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '16	2Q '16	June 30,	June 30,	Percent
(Dollars in thousands)	2016	2016	2015	vs. 1Q '16	vs. 2Q '15	2016	2015	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$16,786	$6,566	$34,324	155.7%	(51.1)%	$23,352	$70,331	(66.8)%
Debt	33,325	15,972	27,648	108.6	20.5	49,297	48,636	1.4
Advisory services	48,112	81,629	44,020	(41.1)	9.3	129,741	74,518	74.1
Total investment banking	98,223	104,167	105,992	(5.7)	(7.3)	202,390	193,485	4.6

Institutional sales and trading
Equities	22,612	19,669	20,407	15.0	10.8	42,281	39,312	7.6
Fixed income	28,212	17,054	20,482	65.4	37.7	45,266	41,699	8.6
Total institutional sales and trading	50,824	36,723	40,889	38.4	24.3	87,547	81,011	8.1

Management and performance fees	1,794	965	621	85.9	188.9	2,759	2,028	36.0

Investment income	4,896	737	28	564.3	N/M	5,633	8,601	(34.5)

Long-term financing expenses	(2,293)	(2,292)	(1,553)	—	47.6	(4,585)	(3,113)	47.3

Adjusted net revenues (2)	153,444	140,300	145,977	9.4	5.1	293,744	282,012	4.2

Adjusted operating expenses (12)	135,106	126,276	121,651	7.0	11.1	261,382	235,252	11.1

Adjusted segment pre-tax operating income (5)	$18,338	$14,024	$24,326	30.8%	(24.6)%	$32,362	$46,760	(30.8)%

Adjusted segment pre-tax operating margin (6)	12.0%	10.0%	16.7%			11.0%	16.6%

Continued on next page

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '16	2Q '16	June 30,	June 30,	Percent
(Dollars in thousands)	2016	2016	2015	vs. 1Q '16	vs. 2Q '15	2016	2015	Inc/(Dec)
Asset Management
Management and performance fees
Management fees	$12,801	$12,883	$18,436	(0.6)%	(30.6)%	$25,684	$37,543	(31.6)%
Performance fees	—	—	200	N/M	(100.0)	—	208	(100.0)
Total management and performance fees	12,801	12,883	18,636	(0.6)	(31.3)	25,684	37,751	(32.0)

Investment income/(loss)	943	(976)	(734)	(196.6)	(228.5)	(33)	(145)	(77.2)

Net revenues	13,744	11,907	17,902	15.4	(23.2)	25,651	37,606	(31.8)

Adjusted operating expenses (13)	10,559	9,863	13,010	7.1	(18.8)	20,422	25,662	(20.4)

Adjusted segment pre-tax operating income (13)	$3,185	$2,044	$4,892	55.8%	(34.9)%	$5,229	$11,944	(56.2)%

Adjusted segment pre-tax operating margin (6)	23.2%	17.2%	27.3%			20.4%	31.8%

Adjusted segment pre-tax operating margin excluding investment income/(loss) *	17.5%	23.4%	30.2%			20.5%	32.0%

Total
Adjusted net revenues (2)	$167,188	$152,207	$163,879	9.8%	2.0%	$319,395	$319,618	(0.1)%

Adjusted operating expenses (12)	145,665	136,139	134,661	7.0	8.2	281,804	260,914	8.0

Adjusted pre-tax operating income (5)	$21,523	$16,068	$29,218	33.9%	(26.3)%	$37,591	$58,704	(36.0)%

Adjusted pre-tax operating margin (6)	12.9%	10.6%	17.8%			11.8%	18.4%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income/(loss) provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.
N/M — Not meaningful

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2016	2016	2015	2016	2015
Consolidated
Net revenues:
Net revenues – U.S. GAAP basis	$170,483	$153,556	$164,066	$324,039	$325,937
Adjustments:
Revenue related to noncontrolling interests (11)	(3,295)	(1,349)	(187)	(4,644)	(6,319)
Adjusted net revenues	$167,188	$152,207	$163,879	$319,395	$319,618

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$117,148	$104,436	$103,554	$221,584	$199,411
Adjustments:
Compensation from acquisition-related agreements	(10,062)	(3,306)	(904)	(13,368)	(2,155)
Adjusted compensation and benefits	$107,086	$101,130	$102,650	$208,216	$197,256

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$46,826	$45,678	$34,653	$92,504	$69,375
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(720)	(600)	(869)	(1,320)	(2,171)
Restructuring and integration costs	(3,433)	(6,773)	—	(10,206)	—
Amortization of intangible assets related to acquisitions	(4,094)	(3,296)	(1,773)	(7,390)	(3,546)
Adjusted non-compensation expenses	$38,579	$35,009	$32,011	$73,588	$63,658

Income before income tax expense:
Income before income tax expense – U.S. GAAP basis	$6,509	$3,442	$25,859	$9,951	$57,151
Adjustments:
Revenue related to noncontrolling interests (11)	(3,295)	(1,349)	(187)	(4,644)	(6,319)
Expenses related to noncontrolling interests (11)	720	600	869	1,320	2,171
Compensation from acquisition-related agreements	10,062	3,306	904	13,368	2,155
Restructuring and integration costs	3,433	6,773	—	10,206	—
Amortization of intangible assets related to acquisitions	4,094	3,296	1,773	7,390	3,546
Adjusted income before adjusted income tax expense	$21,523	$16,068	$29,218	$37,591	$58,704

Income tax expense:
Income tax expense – U.S. GAAP basis	$1,996	$256	$9,542	$2,252	$19,032
Tax effect of adjustments:
Compensation from acquisition-related agreements	3,439	1,286	352	4,725	839
Restructuring and integration costs	557	2,635	—	3,192	—
Amortization of intangible assets related to acquisitions	1,593	1,282	690	2,875	1,380
Adjusted income tax expense	$7,585	$5,459	$10,584	$13,044	$21,251

Net income applicable to Piper Jaffray Companies:
Net income applicable to Piper Jaffray Companies – U.S. GAAP basis	$1,938	$2,437	$16,999	$4,375	$33,971
Adjustments:
Compensation from acquisition-related agreements	6,623	2,020	552	8,643	1,316
Restructuring and integration costs	2,876	4,138	—	7,014	—
Amortization of intangible assets related to acquisitions	2,501	2,014	1,083	4,515	2,166
Adjusted net income	$13,938	$10,609	$18,634	$24,547	$37,453

Continued on next page

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2016	2016	2015	2016	2015
Net income applicable to Piper Jaffray Companies' common shareholders:
Net income applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$1,577	$2,124	$15,699	$3,685	$31,513
Adjustments:
Compensation from acquisition-related agreements	5,393	1,761	510	7,280	1,221
Restructuring and integration costs	2,343	3,607	—	5,907	—
Amortization of intangible assets related to acquisitions	2,036	1,755	1,000	3,803	2,009
Adjusted net income applicable to Piper Jaffray Companies' common stockholders	$11,349	$9,247	$17,209	$20,675	$34,743

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$0.12	$0.16	$1.08	$0.28	$2.11
Adjustments:
Compensation from acquisition-related agreements	0.42	0.13	0.04	0.56	0.08
Restructuring and integration costs	0.18	0.27	—	0.45	—
Amortization of intangible assets related to acquisitions	0.16	0.13	0.07	0.29	0.13
Adjusted earnings per diluted common share	$0.88	$0.70	$1.19	$1.58	$2.33

Continued on next page

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2016	2016	2015	2016	2015
Capital Markets
Net revenues:
Net revenues – U.S. GAAP basis	$156,739	$141,649	$146,164	$298,388	$288,331
Adjustments:
Revenue related to noncontrolling interests (11)	(3,295)	(1,349)	(187)	(4,644)	(6,319)
Adjusted net revenues	$153,444	$140,300	$145,977	$293,744	$282,012

Operating expenses:
Operating expenses – U.S. GAAP basis	$152,028	$138,855	$123,687	$290,883	$239,890
Adjustments:
Expenses related to noncontrolling interests (11)	(720)	(600)	(869)	(1,320)	(2,171)
Compensation from acquisition-related agreements	(10,062)	(3,306)	(904)	(13,368)	(1,941)
Restructuring and integration costs	(3,433)	(6,764)	—	(10,197)	—
Amortization of intangible assets related to acquisitions	(2,707)	(1,909)	(263)	(4,616)	(526)
Adjusted operating expenses	$135,106	$126,276	$121,651	$261,382	$235,252

Segment pre-tax operating income:
Segment pre-tax operating income – U.S. GAAP basis	$4,711	$2,794	$22,477	$7,505	$48,441
Adjustments:
Revenue related to noncontrolling interests (11)	(3,295)	(1,349)	(187)	(4,644)	(6,319)
Expenses related to noncontrolling interests (11)	720	600	869	1,320	2,171
Compensation from acquisition-related agreements	10,062	3,306	904	13,368	1,941
Restructuring and integration costs	3,433	6,764	—	10,197	—
Amortization of intangible assets related to acquisitions	2,707	1,909	263	4,616	526
Adjusted segment pre-tax operating income	$18,338	$14,024	$24,326	$32,362	$46,760

Asset Management
Operating expenses:
Operating expenses – U.S. GAAP basis	$11,946	$11,259	$14,520	$23,205	$28,896
Adjustments:
Compensation from acquisition-related agreements	—	—	—	—	(214)
Restructuring and integration costs	—	(9)	—	(9)	—
Amortization of intangible assets related to acquisitions	(1,387)	(1,387)	(1,510)	(2,774)	(3,020)
Adjusted operating expenses	$10,559	$9,863	$13,010	$20,422	$25,662

Segment pre-tax operating income:
Segment pre-tax operating income – U.S. GAAP basis	$1,798	$648	$3,382	$2,446	$8,710
Adjustments:
Compensation from acquisition-related agreements	—	—	—	—	214
Restructuring and integration costs	—	9	—	9	—
Amortization of intangible assets related to acquisitions	1,387	1,387	1,510	2,774	3,020
Adjusted segment pre-tax operating income	$3,185	$2,044	$4,892	$5,229	$11,944

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation from acquisition-related agreements, (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation expense from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) compensation from acquisition-related agreements and (b) amortization of intangible assets related to acquisitions.